Exhibit 16.1

Exhibit 16.1 Letter from David A. Aronson, CPA, P.A., pursuant to Item 304 of Regulation S-K

David A. Aronson, CPA, P.A.

17071 West Dixie Highway

North Miami Beach, FL 33160

November 25, 2015

United States Securities & Exchange Commission

100 F Street, NE

Washington, D.C.20549

Ladies & Gentlemen:

We have read the disclosures on the Form S-1 report of OptiLeaf, Incorporated dated September 18, 2015 and we are in agreement with the statements contained therein, as they pertain to our engagement and subsequent dismissal.

Very truly yours,

/s/ David A. Aronson, CPA, P.A.